SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO. _______)

   Filed by the Registrant  /X/

   Filed by a Party other than the Registrant   / /

   Check the appropriate box:

       /X/     Preliminary Proxy Statement                        / /     Confidential, for use of the Commission Only
       / /     Definitive Proxy Statement                                 (as permitted by Rule 14a-6(e)(2))
       / /     Definitive Additional Materials
       / /     Soliciting Material under Rule 14a-12

                           ARVIN INDUSTRIES, INC.
              (Name of Registrant as Specified in its Charter)

   ______________________________________________________________________
        (Name of Person(s) Filing Proxy Statement, if Other Than the
                                 Registrant)

   Payment of filing fee (check the appropriate box):

   /X/  No fee required.
   / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:
        (2)  Aggregate number of securities to which transaction applies:
        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        (4)  Proposed maximum aggregate value of transaction:
        (5)  Total fee paid:

   / /  Fee paid previously with preliminary materials.
   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:
        (2)  Form, Schedule or Registration Statement No.:
        (3)  Filing Party:
        (4)  Date Filed:





                           ARVIN INDUSTRIES, INC.

                                   NOTICE

                                     OF

          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 11, 2000

   To the Shareholders of
   ARVIN INDUSTRIES, INC.

   The Annual Meeting of Shareholders of Arvin Industries, Inc., an Indiana corporation, will be held at the Holiday Inn Conference Center, 2480 Jonathan Moore Pike (Highway 46 West), Columbus, Indiana on Tuesday, April 11, 2000, at 10:30 a.m., for the following purposes:

   1.   To elect three directors, each for a term of three years;

   2.   To elect two directors, each for a term of one year;

   3. To consider and vote upon an amendment to Arvin's Restated Articles of Incorporation, as amended, to change its name to Arvin, Inc.;

   4. To ratify the Board of Directors' appointment of PricewaterhouseCoopers LLP as Arvin's independent certified public accountants for the current year; and

   5. To transact any other business that may properly come before the Annual Meeting and any adjournment thereof.

   Shareholders of record at the close of business on February 21, 2000 are entitled to notice of and to vote at the Annual Meeting.

   Arvin's Annual Report for fiscal year 1999 is enclosed.

   IMPORTANT! TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

   NO POSTAGE IS REQUIRED IF THE PROXY IS MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                                      RONALD R. SNYDER
                                         SECRETARY
   Columbus, Indiana
   March 14, 2000





                           ARVIN INDUSTRIES, INC.
          ONE NOBLITT PLAZA, BOX 3000, COLUMBUS, INDIANA 47202-3000

             PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD APRIL 11, 2000

        This proxy statement and the enclosed proxy are being furnished in connection with the solicitation of proxies by the Board of Directors of Arvin Industries, Inc. ("Arvin" or the "Company") from holders of Arvin's common shares, par value $2.50 per share ("Common Shares"), for use at the Annual Meeting of Shareholders to be held April 11, 2000, and at any adjournment or postponement thereof, for the purposes described in the accompanying Notice (the "Annual Meeting"). Arvin will bear all costs relating to the solicitation of proxies from its shareholders. In addition to soliciting proxies by mail, Arvin's officers and employees, without receiving additional compensation, may solicit proxies by telephone, by facsimile or in person. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Common Shares held of record by those persons, and Arvin will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them. In addition, Arvin has retained The Altman Group to assist in soliciting proxies from shareholders, including brokers' accounts, at a fee of $6,250 plus reasonable out-of-pocket expenses.

        This proxy statement is first being sent to shareholders on or about March 14, 2000.

                            VOTING AT THE MEETING

        The record date for the determination of shareholders entitled to vote at the Annual Meeting was the close of business on February 21, 2000, at which time Arvin had issued and outstanding 25,832,419 Common Shares. Each shareholder will be entitled to one vote for each Common Share held regarding all matters which may be properly submitted to a vote of shareholders at the Annual Meeting.

        All proxies that are properly signed and received by Arvin before the Annual Meeting will be voted in accordance with the instructions on these proxies unless they have been revoked. If no instruction is indicated, the shares will be voted FOR the election of the five nominees for director listed in this proxy statement, FOR approval of the amendment of Arvin's Restated Articles of Incorporation, as amended (the "Restated Articles of Incorporation"), FOR ratification of the appointment of independent public accountants, and in the discretion of the persons named in the proxy on any other matters that may properly come before the Annual Meeting. Any shareholder who has given a proxy may revoke that proxy at any time before it is voted at the Annual Meeting by delivering to the Secretary of Arvin written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.





        A quorum of shareholders is necessary to take action at the Annual Meeting. A majority of the outstanding Common Shares, present in person or represented by proxy, will constitute a quorum of shareholders at the Annual Meeting. The inspectors of election appointed for the Annual Meeting will determine whether a quorum is present. Under certain circumstances, a broker or other nominee may have discretionary authority to vote certain Common Shares if instructions have not been received from the beneficial owner or other person entitled to vote. The inspectors of election will treat abstentions and broker non-votes as present and entitled to vote for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. "Broker non-votes" refers to a broker or other nominee holding shares for a beneficial owner not voting on a particular proposal because the broker or other nominee does not have discretionary voting power regarding that item and has not received instructions from the beneficial owner.

        A plurality of the Common Shares voted in person or by proxy is required to elect a director. The amendment of Arvin's Restated Articles of Incorporation and the ratification of the appointment of the independent public accountants will be approved if the votes cast favoring each action exceed the votes cast opposing that action.
   Votes cast by proxy or in person at the meeting will be tabulated by the inspectors of election appointed for the Annual Meeting. For purposes of determining approval of the amendment of Arvin's Restated Articles of Incorporation and the ratification of the appointment of the accountants, abstentions will not be considered. Broker non-votes, because they are not considered votes cast, will not be counted in the vote totals.

                  PROPOSALS 1 AND 2 - ELECTION OF DIRECTORS

        Arvin's Restated Articles of Incorporation provide that its By-Laws, as amended (the "By-Laws") may divide the Board of Directors into classes and that the terms of office of directors in each class may be more than one year. The By-Laws provide that the Board of Directors shall be divided into three classes, with each class being as nearly equal in number as possible, and that at each Annual Meeting of Shareholders the successors to the directors whose terms expire that year shall be elected for terms of three years.

        Richard A. Smith, the Vice President - Finance and Chief
   Financial Officer and a director of Arvin, has announced his retirement effective later in fiscal year 2000. Mr. Smith, whose term as director expires at the Annual Meeting, will not stand for reelection to Arvin's Board of Directors at the Annual Meeting. He has served as Vice President - Finance and as a director of Arvin since 1990. Arvin expresses its gratitude to Mr. Smith for his service to Arvin.

        At the Annual Meeting, V. William Hunt, Don J. Kacek and James E. Perrella will be nominated for three-year terms as directors. Ivan W. Gorr and Richard W. Hanselman, directors whose terms expire at the Annual Meeting, have been reassigned to the class of 2001 and will be nominated for one-year terms as they will be retiring as of the 2001 Annual Meeting of Shareholders. Mr. Hunt has been reassigned to the class of 2000 to make the number of directors in each class more equal. Unless otherwise directed, proxies will be voted for the election of the five nominees listed below, who have been designated by the Board of Directors. If, on account of death or other unforeseen contingencies, any of these persons is unavailable for election, the proxies will be voted for a substitute nominee designated by the Board of Directors.

        The following is information about the director nominees and continuing directors of Arvin:

                                                          NUMBER OF
                                                        COMMON SHARES
                                                         BENEFICIALLY
                                                         OWNED AS OF
    NOMINEES FOR THREE-YEAR TERMS:                    JANUARY 1, 2000<1>
                                                      -----------------

        V. WILLIAM HUNT, CHAIRMAN, PRESIDENT AND
             CHIEF EXECUTIVE OFFICER OF ARVIN . . .    184,752<3><4><5>

        Mr. Hunt, 55, holds Bachelor of Arts and
        Doctor of Jurisprudence degrees from
        Indiana University. Mr. Hunt joined Arvin in 1976 and was elected Vice President-
        Administration in 1980, Secretary in 1982,
        Executive Vice President in 1990, President and Chief Operating Officer in 1996, Chief
        Executive Officer in May 1998 and Chairman of the Board in April 1999. Mr. Hunt was first elected to the Board of Directors in 1983. Mr. Hunt is also a director of the Motor Equipment Manufacturers' Association and Chairman of its Presidents' Council and is a director of Manufacturers'
        Alliance/MAPI, Inc.


        DON J. KACEK, CHAIRMAN, PRESIDENT AND CHIEF
             EXECUTIVE OFFICER OF ADVANCED
             AUTOMATION TECHNOLOGIES, INC.  . . . .      2,000<2><3>

        Mr. Kacek, 63, holds a Bachelor of Science degree from Illinois Institute of
        Technology. In 1989, Mr. Kacek became a director of Advanced Automation
        Technologies, Inc. and since 1990 has been its Chairman, President and Chief Executive
        Officer. Advanced Automation Technologies is a manufacturer of factory automation equipment located in Indianapolis, Indiana.
        He was first elected to Arvin's Board of Directors in 1982.

                                                          NUMBER OF
                                                        COMMON SHARES
                                                         BENEFICIALLY
                                                         OWNED AS OF
    NOMINEES FOR THREE-YEAR TERMS:                    JANUARY 1, 2000<1>
                                                      ------------------

        JAMES E. PERRELLA, CHAIRMAN OF INGERSOLL-
             RAND COMPANY . . . . . . . . . . . . .           0

        Mr. Perrella, 64, is a graduate of Purdue
        University with a Bachelor of Science
        degree in Mechanical Engineering and an
        Honorary Doctorate degree in Engineering.
        Mr. Perrella has served as Chairman of
        Ingersoll-Rand Company since 1993 and as a member of its Board of Directors since
        1992. Between 1993 and October 1999, he served as Chief Executive Officer of Ingersoll-Rand. Ingersoll-Rand is a diversified manufacturer of non-electrical machinery and equipment. He was first elected to Arvin's Board of Directors in 1999. He also serves on the Boards of Directors of Becton Dickinson and Company,
        Bombardier Inc., Milacron Inc. and Rio
        Algom Limited.

                                                          NUMBER OF
                                                        COMMON SHARES
                                                         BENEFICIALLY
                                                         OWNED AS OF
    NOMINEES FOR ONE-YEAR TERMS:                      JANUARY 1, 2000<1>
                                                      ------------------

        IVAN W. GORR, FORMER CHAIRMAN OF THE BOARD
             AND CHIEF EXECUTIVE OFFICER OF COOPER
             TIRE & RUBBER COMPANY  . . . . . . . .        2,500<3>

        Mr. Gorr, 70, is a graduate of the
        University of Toledo and is a certified
        public accountant.  Mr. Gorr began his
        career with Cooper Tire & Rubber Company in
        1972 as Corporate Controller and, after
        having served as Executive Vice President, Treasurer and Chief Financial Officer, was elected President and Chief Operating
        Officer in 1982 and Chairman and Chief
        Executive Officer in 1989, serving in those capacities until 1994. Cooper Tire, located in Findlay, Ohio, specializes in the manufacture and marketing of rubber products for consumers and industrial users. Mr. Gorr was elected a director of Arvin in 1994. He also serves as a director of Nations Rent, Inc. and Borg-
        Warner Automotive, Inc.


        RICHARD W. HANSELMAN, FORMER CHAIRMAN AND
             CHIEF EXECUTIVE OFFICER OF GENESCO,
             INC. . . . . . . . . . . . . . . . . .        2,200<3>

        Mr. Hanselman, 72, is a graduate of
        Dartmouth College.  He joined Genesco in
        1980 and was named Chief Executive Officer in 1981, serving in that capacity and as its Chairman until 1986. Genesco is a diversified manufacturer of footwear and apparel located in Nashville, Tennessee.
        Mr. Hanselman was first elected to Arvin's
        Board of Directors in 1983. He is also a director of Becton Dickinson and Company, BEC Group, Inc., Bradford Funds, Inc. and
        Foundation Health Corporation.

                                                          NUMBER OF
                                                        COMMON SHARES
                                                         BENEFICIALLY
                                                         OWNED AS OF
    CONTINUING DIRECTORS:                             JANUARY 1, 2000<1>
                                                     -------------------

        JOSEPH P. ALLEN, CHAIRMAN, VERIDIAN
             CORPORATION (SUCCESSOR TO CALSPAN SRL
             CORPORATION) . . . . . . . . . . . . .        4,790<3>

        Dr. Allen, 62, is a graduate of DePauw
        University with a Bachelor of Arts degree and attended Christian Albrechts
        Universitaet in Kiel, Germany as a
        Fulbright Scholar. He also earned Master of Science and Doctor of Philosophy degrees from Yale University. Dr. Allen was an astronaut with NASA from 1967 to 1985, when he became Executive Vice President of Space
        Industries, Inc., the predecessor to
        Calspan SRL Corporation, a designer of
        space facilities.  Dr. Allen was elected
        President in 1988 and Chief Executive
        Officer in 1991 of Space Industries, Inc.
        Dr. Allen was first elected to Arvin's
        Board of Directors in 1985 and his current term expires in 2001. He is also a director of Veridian Corporation.


        STEVEN C. BEERING, PRESIDENT OF PURDUE
             UNIVERSITY . . . . . . . . . . . . . .      2,600<2><3>

        Dr. Beering, 67, holds Bachelor of Science and Doctor of Medicine degrees from the University of Pittsburgh. He was named
        President of Purdue University and the
        Purdue University Foundations in 1983. He was first elected to Arvin's Board of Directors in 1983 and his current term expires in 2001. He is also a director of Eli Lilly and Company, NiSource Inc.,
        American United Life Insurance Co. and
        Veridian Corporation.

                                                          NUMBER OF
                                                        COMMON SHARES
                                                         BENEFICIALLY
                                                         OWNED AS OF
    CONTINUING DIRECTORS:                             JANUARY 1, 2000<1>
                                                      ------------------

        JOSEPH P. FLANNERY, CHAIRMAN, PRESIDENT AND
             CHIEF EXECUTIVE OFFICER OF UNIROYAL           2,500<3>
             HOLDING, INC.  . . . . . . . . . . . .

        Mr. Flannery, 67, holds a Bachelor of
        Science degree from the University of
        Lowell and a Masters of Business
        Administration degree from Harvard
        University. Since 1987, Mr. Flannery has been Chairman of the Board, President and Chief Executive Officer of Uniroyal
        Holding, Inc.  He was first elected an
        Arvin director in 1991 and his current term expires in 2001. Mr. Flannery also serves on the Boards of Directors of Ingersoll-
        Rand Company, Kmart Corp., Newmont Mining
        Corporation and The Scotts Company.


        ROBERT E. FOWLER, JR., FORMER CHAIRMAN AND
             CHIEF EXECUTIVE OFFICER OF IMC GLOBAL
             INC. . . . . . . . . . . . . . . . . .           0

        Mr. Fowler, 64, is a graduate of Vanderbilt
        University with a Bachelor of Science
        degree in Chemical Engineering.  He joined
        IMC Global Inc. as President and Chief
        Operating Officer in 1996 following its
        merger with The Vigoro Corporation, of
        which he had served as President, Chief
        Executive Officer and a director since
        1994.  He was elected Chief Executive
        Officer in 1997 and Chairman in 1998 of IMC
        Global, serving in these capacities until October 1999. IMC Global is a supplier of agricultural products and services, headquartered in Northbrook, Illinois. Mr.
        Fowler served as an Arvin director from
        1987 to 1994 and was reelected in 1999.
        His current term expires in 2002. He is also a director of Anixter International
        Inc.

                                                          NUMBER OF
                                                        COMMON SHARES
                                                         BENEFICIALLY
                                                         OWNED AS OF
    CONTINUING DIRECTORS:                             JANUARY 1, 2000<1>
                                                      ------------------

        WILLIAM D. GEORGE, JR., RETIRED PRESIDENT          4,000<3>
             AND CHIEF EXECUTIVE OFFICER OF S.C.
             JOHNSON & SON INC. . . . . . . . . . .

        Mr. George, 67, received a Bachelor of Arts degree from DePauw University and a Masters of Business Administration degree from
        Harvard University.  In 1981, he joined S.C
        Johnson Wax, a manufacturer of chemical
        specialty products headquartered in Racine,
        Wisconsin, and, after holding a number of positions, became Executive Vice President and Chief Operating Officer, Worldwide
        Consumer Products in 1988.  He was elected
        President in 1990, Chief Executive Officer and a member of the Board in 1993 and he retired in 1996. Mr. George was first elected to Arvin's Board of Directors in 1994 and his current term expires in 2002.
        He also serves on the Boards of Directors of Ralcorp Holdings and Reilly Industries,
        Inc. and is a member of the Board of
        Trustees of Carthage College.

                                                          NUMBER OF
                                                        COMMON SHARES
                                                         BENEFICIALLY
                                                         OWNED AS OF
    CONTINUING DIRECTORS:                             JANUARY 1, 2000<1>
                                                      ------------------

        ARTHUR R. VELASQUEZ, CHAIRMAN, PRESIDENT
             AND CHIEF EXECUTIVE OFFICER OF AZTECA
             FOODS, INC.  . . . . . . . . . . . . .      2,575<3><6>

        Mr. Velasquez, 61, is a graduate of the
        University of Notre Dame with a Bachelor of Science degree in Electrical Engineering and holds a Masters of Business
        Administration from the University of
        Chicago.  He was a founder of Azteca Corn
        Products Corporation in 1970, now Azteca
        Foods, Inc. Azteca is a manufacturer of Mexican foods located in Chicago, Illinois.
        Mr. Velasquez was first elected an Arvin director in 1994 and his current term expires in 2002. He also serves on the Boards of Directors of Peoples Energy
        Corporation, LaSalle National Bank, Chicago
        Metro Board of Junior Achievement, the
        Maryville City of Youth, and serves on the Board of Trustees of the University of Notre Dame.

                                                          NUMBER OF
                                                        COMMON SHARES
                                                         BENEFICIALLY
                                                         OWNED AS OF
    CONTINUING DIRECTORS:                             JANUARY 1, 2000<1>
                                                      ------------------

        CAROLYN Y. WOO, DEAN OF THE COLLEGE OF
             BUSINESS ADMINISTRATION AND PROFESSOR
             OF MANAGEMENT, UNIVERSITY OF NOTRE
             DAME . . . . . . . . . . . . . . . . .           0

        Dr. Woo, 45, was graduated from Purdue
        University with a Bachelor of Science
        degree in Economics. She also earned from Purdue a Masters of Science in Industrial
        Administration and a Ph.D. She has also been awarded a Certificate by the Institute for Management Education at Harvard
        University. Before being appointed to her present position in 1997, Dr. Woo served as a Professor of Management in the School of Management and the Krannert Graduate School of Management at Purdue University (1991-
        1997), the Director of Professional M.S.
        Programs in the Krannert Graduate School of
        Management (1993-1995) and Associate
        Executive Vice President for Academic
        Affairs at Purdue (1995-1997). Dr. Woo was first elected to Arvin's Board of Directors in 1999 and her current term expires in 2002. She also serves on the Boards of Directors of Bindley-Western Inc., NiSource
        Inc. and Aon Corporation.


   -------------------------

   <1>  Except as otherwise noted, each person exercises sole voting and investment power over the Common Shares beneficially owned by him or her. No nominee or director is individually the beneficial owner of more than 1 percent of Arvin's outstanding Common Shares.

   <2>  Shared voting and investment power, as follows:  Dr. Beering -
        1,600 shares and Mr. Kacek - 1,000 shares.

   <3>  Includes Common Shares subject to options which may be exercised within 60 days after January 1, 2000, as follows: Mr. Hunt -

        128,927 shares and 1,000 shares for each of Messrs. Allen, Beering, Flannery, George, Gorr, Hanselman, Kacek and Velasquez.

   <4>  Includes Common Shares held in Mr. Hunt's accounts under the following Arvin employee benefit plans.  Arvin Savings Plan:
        8,183 shares; Arvin Equity Account Plan: 1,510 shares; and Arvin Deferred Compensation Plan: 3,882 shares. Common Shares held in these Plans are voted at the direction of Mr. Hunt.

   <5>  Does not include 564,746 Common Shares as to which Mr. Hunt can direct the voting at any and all Annual or Special Meetings of Arvin under the Shareholders' Agreement described under the heading "Certain Beneficial Owners." Mr. Hunt disclaims beneficial ownership of these Common Shares.

   <6>  Held in an individual retirement account self-directed by Mr.
        Velasquez.

                         COMPENSATION OF DIRECTORS

        During 1999, the non-employee members of the Board of Directors were compensated for their service as directors as follows: an annual fee of $30,000; a fee of $4,000 for chairing and $1,500 for membership on any regular committee of the Board; and attendance fees of $1,500, $1,000 and $1,000, respectively, for each Board, telephonic Board and committee meeting. In addition, Board members may be paid $1,000 per day for special assignments and $500 for telephonic consultations. Also, the non-employee members of the Board of Directors were each granted options during 1999 to purchase 1,000 Common Shares under the 1998 Stock Benefit Plan.

                    MEETINGS OF DIRECTORS AND COMMITTEES

        In 1999, the Board of Directors met four times in person and twice by telephone.

        There are three standing committees of the Board of Directors. The Audit Committee, whose current members are Messrs. Gorr (Chairperson), Kacek, Velasquez and Dr. Woo, has the responsibility to assess and oversee the adequacy of internal controls and the integrity of Arvin's financial statements. Its functions include recommending outside auditors; assessing the plan and scope of the audit; reviewing the results of the annual audit and financial statements before release, including disclosure requirements; evaluating auditors' fees; overseeing the effectiveness of the internal audit function; directing and supervising any investigation into matters within the scope of the foregoing duties, including compliance with the Foreign Corrupt Practices Act; and performing related functions as the Board of Directors may, from time to time, delegate to the Audit Committee.
   The Audit Committee met five times in 1999.

        The Human Resources Committee, formerly the Compensation Committee, met four times during 1999 and currently consists of Dr. Beering (Chairperson) and Messrs. Fowler and George. The Human Resources Committee is responsible for reviewing and approving the general compensation policy of Arvin and administering its application to the senior management group. Its objectives are to maximize the return on Arvin's most valuable assets, its human resources, as well as to attract and retain the best possible management and to motivate that management to increase long-term shareholder value. See "Report of the Human Resources Committee on Executive Compensation."

        The Committee on Directors, in conjunction with the Chairman of the Board, recommends to the Board candidates for election as directors at the Annual Meeting of Shareholders or to fill vacancies on the Board. It also makes recommendations concerning the composition, organization and functions of the Board and its committees, and on the performance, qualifications, conduct and compensation of directors. The Committee on Directors will consider nominees recommended by Arvin shareholders. These recommendations may be submitted in writing to the Chairperson of the Committee on Directors, in care of Arvin's executive offices in Columbus, Indiana. The current members of the Committee on Directors, which met four times in 1999, are Messrs. Hanselman (Chairperson), Allen, Flannery and Perrella.

                           EXECUTIVE COMPENSATION

   SUMMARY

        The following table summarizes the annual and long-term compensation for services rendered to Arvin and its subsidiaries for fiscal years 1999, 1998, and 1997 awarded or paid to or earned by the Chief Executive Officer of Arvin and each of the four other most highly compensated executive officers of Arvin and its subsidiaries (together, the "Named Officers") during 1999.

                         SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                    ANNUAL COMPENSATION                        COMPENSATION
                                                    --------------------                      -------------

                                                                                             AWARDS           PAYOUTS
                                                                                             ------           -------
                                                                                    RESTRICTED                           ALL OTHER
                                                                     OTHER ANNUAL      STOCK      SECURITIES    LTIP       COM-
          NAME AND PRINCIPAL                SALARY        BONUS      COMPENSATION    AWARD(S)     UNDERLYING   PAYOUTS   PENSATION
               POSITION            YEAR       ($)          ($)         ($)<F1>          ($)       OPTIONS (#)  ($)<F2>    ($)<F3>
          -----------------        ----     ------        ------     ------------   -----------    ---------   -------   ---------

      V. William Hunt<F4>          1999     $708,173  $850,527<F5>     $6,771       $184,844<F6>       51,785      $0      $53,890
      Chairman of the Board,       1998      569,423  1,009,192<F5>     4,593        335,563<F6>      176,471       0       52,723
      President and Chief          1997      440,577    703,362<F5>     7,179        394,913<F6>       26,000       0       35,274
      Executive Officer

      David S. Hoyte               1999     $327,981   $235,490        $7,271             $0           12,000      $0      $24,887
      Vice President               1998      312,981    309,851         6,892              0           12,000       0       23,903
                                   1997      300,009    275,020         6,135        119,992<F7>       14,000       0       11,700

      Richard A. Smith             1999     $343,269    $22,679        $7,119       $359,994<F8>       12,500      $0      $27,073
      Vice President-Finance &     1998      296,635    350,919         6,957              0           12,000       0       28,223
      Chief Financial Officer      1997      272,132    340,166         5,143              0           14,000       0       22,926

      Wesley B. Vance              1999     $345,289   $403,297       $37,854             $0           12,500      $0      $24,721
      Vice President               1998      234,615    288,578       202,110<F9>          0           10,000       0       13,784
                                   1997      182,906    228,633       176,723<F9>          0           10,000       0        6,240

      E. Leon Viars                1999     $305,134   $218,880        $4,366             $0           12,000      $0      $22,031
      Vice President               1998      312,981    259,774         4,744              0           12,000  15,695       28,681
                                   1997      289,616    362,019         4,553              0           14,000  44,726       25,303

   <1>  The compensation reported is the amount reimbursed or paid by
        Arvin for certain taxes.

   <2>  Amounts for Mr. Viars represent payouts for awards for the 1986 through 1990 performance periods under the Maremont Corporation Senior Management Deferred Compensation Plan, which was terminated on January 1, 1991.

   <3>  The compensation reported represents Arvin qualified and non-
        qualified matching contributions to the Arvin Savings Plan and to the Arvin Deferred Compensation Plan.

   <4>  Mr. Hunt was elected, effective May 1, 1998, Chief Executive
        Officer, and, effective April 15, 1999, Chairman of the Board, of
        Arvin.

   <5>  For fiscal year 1999, includes a cash bonus of $665,683 plus the value, as of February 9, 2000, of 9,100 performance shares distributed to Mr. Hunt as Common Shares. For fiscal year 1998, includes a cash bonus of $673,629 plus the value, as of February 10, 1999, of 9,100 performance shares distributed to Mr. Hunt as Common Shares. For fiscal year 1997, includes a cash bonus of $440,599 plus the value, as of February 12, 1998, of 6,825 performance shares distributed to Mr. Hunt as Common Shares.

   <6>  For fiscal year 1999, represents the value of 9,100 performance shares distributed to Mr. Hunt as restricted Common Shares. For fiscal year 1998, represents the value of 9,100 performance shares distributed to Mr. Hunt as restricted Common Shares. For fiscal year 1997, includes 3,967 Common Shares restricted for a five year period that Mr. Hunt elected to receive in lieu of $110,144 of his 1997 cash bonus. Fiscal year 1997 also includes the value of 6,825 performance shares distributed to Mr. Hunt as restricted Common Shares. Dividends will be paid on all Common Shares distributed to Mr. Hunt during the restricted period. The value of Mr. Hunt's restricted share holdings was $822,648 as of the Arvin 1999 fiscal year-end.

   <7>  For fiscal year 1997, represents the value of 3,602 restricted
        Common Shares. The value of Mr. Hoyte's restricted share holdings was $102,207 as of the Arvin 1999 fiscal year-end.

   <8>  For fiscal year 1999, represents the value of 12,687 restricted
        Common Shares. Mr. Smith elected to receive a portion of his 1999 cash bonus incentive compensation in these restricted Common Shares rather than in cash. The value of Mr. Smith's restricted share holdings was $359,994 as of the Arvin 1999 fiscal year-end.

   <9>  Overseas service reimbursement.

                           OPTIONS GRANTED IN 1999

        The following table sets forth certain information as to options to purchase Common Shares of Arvin granted to each of the Named Officers under the 1998 Stock Benefit Plan during the fiscal year ended January 2, 2000 and the potential realizable value, assuming certain annual rates of appreciation.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                     INDIVIDUAL GRANTS                                   POTENTIAL REALIZABLE VALUE
                                     -----------------                                     AT ASSUMED ANNUAL RATES
                             NUMBER OF      PERCENT OF                                   OF STOCK PRICE APPRECIATION
                            SECURITIES         TOTAL                                         FOR OPTION TERM<F3>
                            UNDERLYING        OPTIONS        EXERCISE                    --------------------------
                              OPTIONS       GRANTED TO        PRICE         EXPIRA-
                              GRANTED      EMPLOYEES IN       ($ PER         TION
             NAME             (#)<F1>       FISCAL YEAR     SHARE)<F2>       DATE          5% ($)          10% ($)
            ------          -----------     -----------     ----------     --------        -------         -------
       V. William Hunt            51,785           10.5%       $39.5000     7/15/09       $1,286,624       $3,260,539

       David S. Hoyte             12,000            2.4%        39.5000     7/15/09          298,146          755,556

       Richard A. Smith           12,500            2.5%        39.5000     7/15/09          310,569          787,038

       Wesley B. Vance            12,500            2.5%        39.5000     7/15/09          310,569          787,038

       E. Leon Viars              12,000            2.4%        39.5000     7/15/09          298,146          755,556

       All Optionees             490,885          100.0%       $39.3873                  $12,161,485      $30,819,408

   _____________________

   <1>  All options granted to the Named Officers were granted on July
        15, 1999 under the 1998 Stock Benefit Plan. The options granted to the Named Officers in 1999 will first become exercisable July 15, 2000. Vesting may be accelerated as a result of certain changes in control of Arvin.

   <2>  All options were granted at market value, the average of the high and low prices of the Arvin Common Shares, on the date of grant.

   <3>  The potential realizable value illustrates the value that might be recognized upon the exercise of the options immediately before the expiration of their term, assuming the specified compounded rates of stock price appreciation over the ten-year term of the option. Potential realizable value is presented net of the option exercise price, but before taxes associated with the exercise. Actual gains, if any, on stock option exercises and Common Share holdings are dependent on the future performance of the Common Shares and overall market conditions as well as the option holders' continued employment through the ten-year term of the option. There can be no assurance that the amounts reflected in this table will be achieved.

                          OPTION EXERCISES IN 1999

        The table below shows certain information concerning the exercise of options to purchase Common Shares under the 1998 Stock Benefit Plan and the 1988 Stock Benefit Plan during fiscal year 1999 by each of the Named Officers and the value of unexercised options held by each of the Named Officers as of January 2, 2000.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-THE-MONEY
                                                                  UNEXERCISED OPTIONS AT          OPTIONS AT FISCAL YEAR-END
                                                                   FISCAL YEAR-END (#)                      ($)<F2>
                                                   VALUE     -------------------------------   --------------------------------
                              SHARES ACQUIRED    REALIZED
              NAME            ON EXERCISE (#)     ($)<F1>     EXERCISABLE     UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
              ----            ---------------    --------     -----------     -------------     -----------      -------------
     V. William Hunt                         0           $0         128,927           201,785        $409,931         $0

     David S. Hoyte                          0           $0          26,000            12,000              $0         $0

     Richard A. Smith                        0           $0          65,000            12,500        $208,000         $0

     Wesley B. Vance                     4,907     $105,501          25,493            12,500         $23,494         $0

     E. Leon Viars                           0           $0          58,506            12,000        $135,809         $0

     _______________________

   <1>  Represents the difference between the closing price of the Arvin
        Common Shares on the New York Stock Exchange on the business day preceding the date of exercise and the option exercise price.

   <2>  Represents the difference between $28.375, the closing price of the Arvin Common Shares on the New York Stock Exchange on
        December 31, 1999, and the option exercise price.

                  EMPLOYMENT AGREEMENT WITH V. WILLIAM HUNT

        An employment agreement between Arvin and Mr. Hunt, effective May 1, 1998, provides for his full employment until April 30, 2001, with automatic one-year extensions commencing May 1, 1999, and continuing each May 1 thereafter, unless terminated earlier by Arvin or Mr. Hunt, at an annual salary of at least $600,000 plus additional compensation as may be determined from time to time by the Board of Directors. The agreement also provides that it will be binding upon a successor corporation in the event that Arvin is merged into or consolidated with any other corporation or that any other corporation acquires substantially all of the assets of Arvin. In the event Mr. Hunt's change of control agreement is triggered, it will supersede his employment agreement. The change of control agreements of Mr. Hunt and certain Company officers are discussed below.

                        CHANGE OF CONTROL AGREEMENTS

        Arvin has entered into Change of Control Employment Agreements (together, the "Agreements") with certain Company officers, including the Named Officers, which provide severance payments and benefits in the event of the termination of employment of the officer under certain circumstances within the three-year period following a change in control. Under the Agreements, each officer would be entitled to severance payments and benefits in the event that his employment is terminated during the three-year period following a change in control without "cause" by Arvin, or for "good reason" by the officer, as each is defined in the Agreement. In this case, the officer would be entitled to a severance payment equal to three times his current annual salary and his highest bonus during the preceding three years. During the three-year period, the officer would be entitled to participate in all incentive, retirement and welfare plans of Arvin. Additional benefits would include the right to receive a pension supplement, fringe benefits and paid vacation. In the event that any payments made in connection with the change in control would be subject to the excise tax imposed under Section 4999 of the Internal Revenue Code as a result of the aggregate compensation payments and benefits made to the individual, under any Agreement or otherwise, in connection with a change in control, Arvin is obligated to make whole the individual with respect to the excise tax. Each officer also would be entitled to receive the foregoing severance payments and benefits of the Agreement if employment is terminated for any reason by the officer during a limited period of time following a change in control.

                               RETIREMENT PLAN

        The table below shows the estimated annual benefits payable upon retirement to persons, including the Named Officers, covered under Arvin's Retirement Plan for Exempt Salaried Employees (the "Retirement Plan") and Arvin's Supplemental Retirement Plan (the "Supplemental Retirement Plan"), based on the benefit formulas in effect and calculated on a straight life annuity basis, as described below, in the specified compensation and years of service classifications. The amounts reflected in the table are not subject to any deduction for social security benefits or other offset amounts except for the Arvin Equity Account described below.

          ANNUAL COMPENSATION                            ANNUAL LIFE INCOME WITH YEARS OF SERVICE AT
        (AVERAGE OF 5 HIGHEST                                   AGE 62 (SINGLE LIFE ANNUITY)
          CONSECUTIVE YEARS                              ------------------------------------------
              IN LAST 10)
          -------------------

                                          15              20             25             30               35           40
                                          --              --             --             --               --           --
              $   250,000               $53,132         $70,842        $88,553       $106,263         $123,974     $141,684

              $   450,000                97,382         129,842        162,303        194,763          227,224      259,684

              $   650,000               141,632         188,842        236,053        283,263          330,474      377,684

              $   850,000               185,882         247,842        309,803        371,763          433,724      495,684

              $ 1,050,000               230,132         306,842        383,553        460,263          536,974      613,684

              $ 1,250,000               274,382         365,842        457,303        548,763          640,224      731,684

              $ 1,450,000               318,632         424,842        531,053        637,263          743,474      849,684

              $ 1,650,000               362,882         483,842        604,803        725,763          846,724      967,684

              $ 1,850,000               407,132         542,842        678,553        814,263          949,974    1,085,684

              $ 2,050,000               451,382         601,842        752,303        902,763        1,053,224    1,203,684

              $ 2,250,000               495,632         660,842        826,053        991,263        1,156,474    1,321,684

              $ 2,450,000               539,882         719,842        899,803      1,079,763        1,259,724    1,439,684

              $ 2,550,000               562,007         749,342        936,678      1,124,013        1,311,349    1,498,684

              The Retirement Plan is a defined benefit plan, based on total years of service, which provides a life annuity determined by the average of the five highest consecutive years' earnings in the last ten years of service. On January 1, 1998, a new unified benefit formula was adopted for determining benefits under the Retirement
   Plan. The benefit is calculated by multiplying 1.1 percent of the average annual compensation by years of credited service and adding an amount determined by multiplying 0.375 percent of the average annual compensation that exceeds the social security covered compensation times years of credited service. The social security covered compensation in 1999, at age 62, was $38,772. Employees may qualify for full benefits at age sixty-two, subject to certain exceptions under the Employee Retirement Income Security Act of 1974, though provisions are made within the Plan for early retirement at reduced benefits and for disability retirement. The compensation covered by the Plan includes salaries, bonuses and compensation deferred at the option of the employees resulting from contributions to the Arvin Savings Plan and the Arvin Deferred Compensation Plan. For the calendar year ended December 31, 1999, credited years of service for the Named Officers are as follows: Mr. Hunt - 23 years; Mr. Hoyte - 3 years; Mr. Smith - 10 years; Mr. Vance - 10 years and Mr. Viars - 30 years.

        In 1983, the master trust governing the Retirement Plan was amended to allow investment of Plan funds in Common Shares. As of September 1, 1985, the Retirement Plan was further amended to transfer to the Arvin Equity Account of the Arvin Savings Plan assets and liabilities for the accrued benefits of active Retirement Plan participants, and a provision was added which credits the benefit payable under the Arvin Equity Account against the benefit payable under the Retirement Plan. The 1985 amendment also added provisions prohibiting termination of the Retirement Plan and recovery of any excess assets ("overfunding") in the Plan unless approved by a majority of the "Continuing Directors," as defined in the Retirement Plan, and providing that, in the event of a change in control of Arvin without Continuing Director approval, the percentage for each year of credited service used in the Retirement Plan's benefit formula would be increased as necessary so that all Plan assets would be needed to provide benefits to participants and any overfunding would be eliminated.

        Annual benefits payable upon retirement under the Retirement Plan are subject to limitations imposed by law in prescribed circumstances. To the extent that an individual employee's retirement benefit would exceed the limit, the pension benefit payable upon retirement shown in the above table will be paid pursuant to the Supplemental Retirement Plan.

      REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

        The Human Resources Committee of the Board of Directors (the "Committee") establishes the general compensation policies of Arvin, makes recommendations to the Board of Directors with respect to the specific compensation levels for the Chairman and the President, reviews and approves the annual cash bonus incentive plan for executives, including the Named Officers, administers the 1988 Stock Benefit Plan and the 1998 Stock Benefit Plan, reviews the remuneration of other officers and considers and recommends the adoption of compensation plans for officers and directors.

        Arvin's compensation philosophy is to provide a total compensation program which will attract and retain qualified executives and motivate superior performance. The Committee and management of Arvin are committed to the principle that pay should be commensurate with performance and attainment of predetermined financial and strategic objectives. As a consequence, pay is more heavily influenced by company performance.

        The compensation program consists of three components: base salary, annual incentive opportunities and long-term stock-based incentive opportunities. The compensation philosophy for base salary is to set executive base salaries approximately at industry norms, with the proportion of total cash compensation that can be earned based on variable incentive compensation above industry norms. Industry norms used in establishing base salaries for the CEO and each of the Named Officers in 1999 were determined by gathering competitive compensation information from the Hewitt Associates Data Base as well as from other manufacturing companies selected on the basis of similar sales volume, level of employment and international scope.

        The Arvin philosophy for variable cash bonus incentive compensation is to provide rewards when financial objectives are achieved. In 1999 these objectives, designed to increase shareholder value, were earnings per share, return on net producing assets and revenue growth. The relative weights assigned to these objectives were as follows: earnings per share was weighted by a factor of one, return on net producing assets was weighted by a factor of 0.67 and revenue growth was weighted by a factor of 0.42. Maximum bonuses that could be earned with respect to each of these objectives are set as a percentage of the executive's base salary. The maximum aggregate bonus that could be earned if all of the objectives were attained was 125% of the executive's base salary. Minimum achievement levels against each of the financial objectives were required before the portion of the bonus relating to that objective could be earned. The CEO and the other corporate executive officers, including Mr. Smith, participated in the 1999 cash bonus incentive plan. Each of the other Named Officers participated in a similar cash bonus incentive plan, which also included financial objectives specific to their operating units.

        In 1998 the CEO, certain Named Officers and certain other officers of Arvin were authorized by the Committee to elect to receive a portion of their 1999 cash bonus incentive compensation, if any, in the form of restricted Common Shares of Arvin. The number of restricted Common Shares so awarded was determined by dividing a designated portion of the recipient's bonus by the closing price of Arvin Common Shares on the New York Stock Exchange on the final trading day of calendar 1999. A condition of each such award provides that the recipient elects to hold his restricted Common Shares for a period of three years, or five years, in which instance he is entitled to receive an increase of 10% or 20%, respectively, in the number of restricted Common Shares so awarded. The Committee believes that the availability of this discretionary alternative to cash bonuses further encourages employee investment in the long-term future of Arvin.

        Long-term incentives are currently provided through the grant of stock options to the Named Officers and the CEO, the award of performance shares to the Chairman Emeritus and the CEO and the Arvin Long Term Incentive Plan. Stock options, performance shares and the Long Term Incentive Plan are an important component of the Committee's long-term performance-based compensation philosophy. The number of options granted is determined subjectively by considering the executive's ability to influence Arvin's long-term growth and profitability. Options are granted at the current market price and are exercisable commencing one year after the date of grant. Since the value of an option is directly related to Arvin's stock price, it provides an incentive to create value for shareholders. The Committee also believes that direct ownership of Arvin shares will serve to further align executives' interest with that of all shareholders. Accordingly, all members of senior management, including the CEO and the Named Officers, are subject to guidelines which call for ownership of Arvin shares equal to 1.75 to 3.0 times base salary. These individuals are expected to meet these guidelines progressively over the five-year period ending in 2001. Performance shares were awarded to Mr. Hunt, CEO, and Mr. Pond, Chairman Emeritus, to provide an incentive to enhance Arvin's earnings growth. In 1999, performance share awards could be earned upon attainment of performance goals, which were based upon the percentages by which Arvin's 1999 profit after tax from continuing operations exceeded Arvin's 1998 profit after tax from continuing operations. If earned, performance shares are paid in a combination of Arvin Common Shares and cash. Fifty percent of the Arvin Common Shares earned must be held for a period of three years. In 1999, the maximum number of performance shares that the CEO could earn was 18,200, 14,000 of which were payable in Arvin Common Shares and 4,200 of which were payable in cash. The maximum number of performance shares that the Chairman Emeritus could earn was 9,100, 7,000 of which were payable in Arvin Common Shares and 2,100 of which were payable in cash. In 1999, the CEO, certain Named Officers and certain other officers of Arvin became participants in the Arvin Long Term Incentive Plan which provides a target award, based upon a doubling of 1998 actual net sales and actual net earnings by 2003. If this objective is achieved earlier than 2003, the target award is enhanced. If at least 80% of the objective is achieved by 2003, the target award is reduced. There is no payout if less than 80% of the objective is achieved by 2003. The target award for each participant is the participant's base salary for 1999, divided by $34 and multiplied by two. The target award, if any, is multiplied by the closing price of Arvin Common Shares on the New York Stock Exchange on the final trading day of the calendar year in which the objective is achieved and is paid two-thirds in Arvin Common Shares and one-third in cash.

        Mr. Hunt's employment agreement (see "Executive Compensation-Employment Agreement") did not impact the determination of his compensation for 1999 except insofar as it addresses minimum annual base salary. Mr. Hunt's cash incentive bonus was determined in accordance with the 1999 cash bonus incentive plan. In 1999, the objectives relating to earnings per share and revenue growth were fully achieved; those regarding return on net producing assets were substantially accomplished. As a result, the cash bonus paid to Mr. Hunt, as CEO during 1999, was $665,683. Mr. Hunt was granted performance shares which could be earned based upon attainment of 1999 profit after-tax performance goals. The earnings goals were fully achieved in 1999, resulting in Mr. Hunt earning the maximum number of performance shares. The stock options granted to Mr. Hunt during 1999 are consistent with the design and philosophy of the overall program and are shown above in the Summary Compensation Table.

        The Committee believes this compensation philosophy and practice encourages outstanding individuals to achieve levels of performance that otherwise would not have been reached and to maintain their employment and personal commitment to Arvin. Arvin shareholders and customers are also beneficiaries.

        Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1.0 million paid to the chief executive officer and the four most highly compensated executive officers of a public company will generally be non-deductible for federal income tax purposes, subject to certain exceptions. The Committee intends to structure compensation arrangements in a manner that will avoid the deduction limitations imposed by Section 162(m) in appropriate circumstances. However, the Committee believes that it is important and necessary that the Committee retain the right and flexibility to provide and revise compensation arrangements, such as base salary and cash bonus incentive opportunities, that may not qualify under Section 162(m) if, in the Committee's view, such arrangements are in the best interests of the Company and its shareholders.

        This report is submitted on behalf of the Committee:

                                           Steven C. Beering, Chairperson
                                                    Robert E. Fowler, Jr.
                                                   William D. George, Jr.

                    COMMON SHARE PRICE PERFORMANCE GRAPH

        The graph below compares cumulative total return of the Arvin Common Shares with the S&P 500 Index and the Dow Jones Automobile Parts & Equipment Index during the years 1995 through 1999, assuming the investment of $100 on December 31, 1994 and the reinvestment of dividends.

                    COMPARISON OF 5 YEAR CUMULATIVE
                 TOTAL RETURN AMONG ARVIN INDUSTRIES, INC.,
                     THE S&P 500 INDEX AND THE DOW JONES
                     AUTOMOBILE PARTS & EQUIPMENT INDEX

                            [GRAPH APPEARS HERE]

                                         12/94         12/95        12/96        12/97        12/98        12/99
                                         -----         -----        -----        -----        -----        -----
       Arvin Industries, Inc.           $100.00       $73.59       $114.02      $157.60      $201.35      $140.59

       S & P 500                        $100.00       $137.58      $169.17      $225.61      $290.09      $351.13

       Dow Jones Automobile
         Parts & Equipment              $100.00       $122.04      $140.62      $180.39      $178.25      $138.92

                          CERTAIN BENEFICIAL OWNERS

        As of February 21, 2000, the only persons or groups known to Arvin to be the beneficial owners of more than 5 percent of the Common Shares, as reported in a statement on Schedule 13D, as amended, in the case of The Northern Trust Company, and Form 13G, as amended, in the case of Primecap Management Company, filed with the Securities and Exchange Commission were:


          NAME AND ADDRESS OF        AMOUNT AND NATURE OF       PERCENT
            BENEFICIAL OWNER         BENEFICIAL OWNERSHIP       OF CLASS
          -------------------        --------------------       --------
    Primecap Management Company            1,694,621<1>          6.56%
    225 S. Lake Avenue, Suite 400
    Pasadena, CA 91101

    The Northern Trust Company             1,449,629<2>          5.61%
    50 S. LaSalle Street
    Chicago, IL 60675

   <1> The nature of the beneficial ownership of these securities is sole voting and investment power.

   <2> Held as trustee for the Arvin Industries, Inc. Employee Stock
   Benefit Trust. The Northern Trust Company disclaims beneficial ownership of these securities.

        As of January 1, 2000, Mr. Smith beneficially owned 93,177 Common Shares, which includes 65,000 Common Shares subject to options which may be exercised within 60 days thereafter, 2,962 Common Shares in the Arvin Savings Plan and 1,865 Common Shares in the Arvin Deferred Compensation Plan. Except for 23,350 Common Shares, over which Mr.

   Smith exercises shared voting and investment power, Mr. Smith exercises sole voting and investment power over the Common Shares which he beneficially owns.

        Also, as of January 1, 2000, Mr. Viars beneficially owned 87,862 Arvin Common Shares, which includes 58,506 Common Shares subject to options which may be exercised within 60 days after January 1, 2000, 2,047 Common Shares in the Arvin Savings Plan and 1,821 Common Shares in the Arvin Deferred Compensation Plan.

        As of January 1, 2000, Mr. Hoyte beneficially owned 40,549 Common Shares, which includes 26,000 Common Shares subject to options which may be exercised within 60 days thereafter, 465 Common Shares in the Arvin Savings Plan and 1,376 Common Shares in the Arvin Deferred Compensation Plan and 3,470 Common Shares held in trust.

        Additionally, as of January 1, 2000, Mr. Vance beneficially owned 36,460 Common Shares, which includes 25,493 Common Shares subject to options which may be exercised within 60 days thereafter, 1,696 Common Shares in the Arvin Savings Plan and 771 Common Shares in the Arvin Deferred Compensation Plan.

        As of January 1, 2000, all directors and executive officers as a group or 22 persons, beneficially owned 683,555 Arvin Common Shares, or 2.65 percent of the outstanding Common Shares, excluding Common Shares referred to in the following paragraph. In addition, on that date, the number of Arvin Common Shares held in the following Arvin plans was as follows: the Arvin pension plans - 1,036,910, the Arvin savings plans - 1,012,996, the Arvin Equity Account - 272,008, the Arvin Deferred Compensation Plan - 17,905 and the Arvin Employee Stock Benefit Trust - 1,473,035.

        Additionally, under a Shareholders' Agreement, Mr. Hunt has the right to direct the manner in which the Arvin Common Shares owned by certain other shareholders, currently 564,746 shares, or 2.19 percent of the outstanding Common Shares as of January 1, 2000, are voted at any or all Annual or Special Meetings of Arvin. The Shareholders' Agreement also provides that these shares shall not be tendered in response to any offer that would result in the offeror owning more than 5 percent of the Common Shares of Arvin unless the Board of Directors of Arvin recommends that shareholders accept the offer.

           COMPLIANCE WITH FORMS 3, 4 AND 5 REPORTING REQUIREMENTS

        Based solely upon its review of reports on Forms 3, 4 or 5 and any amendments furnished to Arvin under Section 16 of the Securities Exchange Act of 1934, as amended, and written representations from the executive officers and directors that no other reports were required, Arvin believes that all of these Forms were filed on a timely basis by reporting persons during fiscal year 1999, except that reports on Form

   3 which disclosed that there was no ownership of securities for each of Mr. Fowler and Dr. Woo were filed late and Mr. Snyder's report on Form 4 of his two June 1999 exercises of options to purchase 1,646 and 3,354 Common Shares under Arvin's 1998 Stock Benefit Plan was filed late on July 30, 1999.

                     PROPOSAL 3 - APPROVAL OF AMENDMENT
                TO ARVIN'S RESTATED ARTICLES OF INCORPORATION
                      TO CHANGE ITS NAME TO ARVIN, INC.

        The Board of Directors has unanimously approved and recommends to the shareholders that Arvin's Restated Articles of Incorporation be amended to change its name from Arvin Industries, Inc. to Arvin, Inc. The Board of Directors believes that the change to Arvin's name will better convey that Arvin is involved in knowledge-based business activities and that the resulting shorter name will promote the retention of Arvin's name.

        If the name change is approved, current Arvin stock certificates will remain valid and no exchange of certificates will be required, unless or until the securities evidenced by those stock certificates are sold or transferred. Arvin intends to retain as its trading symbol the letters "ARV."

        This name change will be effected by an amendment to Article I of Arvin's Restated Articles of Incorporation. Article I presently provides:

        The name of the corporation is ARVIN INDUSTRIES, INC. (the "Corporation" or the "Company").

        The Board of Directors recommends that the shareholders vote to amend Article I to provide:

        The name of the corporation is ARVIN, INC. (the
        "Corporation" or the "Company").

                 PROPOSAL 4 - RATIFICATION OF APPOINTMENT OF
                       INDEPENDENT PUBLIC ACCOUNTANTS

        Based upon the recommendation of the Audit Committee, at its February 2000 meeting, the Board of Directors approved the engagement of the accounting firm of PricewaterhouseCoopers LLP as Arvin's independent certified public accountants for the fiscal year beginning January 3, 2000.

        Representatives from PricewaterhouseCoopers will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire and to respond to appropriate shareholder questions.

        Although it is not mandatory, the Board of Directors is submitting its appointment of auditors for shareholder ratification. In the event the appointment of PricewaterhouseCoopers is not ratified by the shareholders, it will be reconsidered by the Board of Directors. The Board recommends that its appointment of PricewaterhouseCoopers be ratified by the shareholders.

                    SHAREHOLDER NOMINATIONS AND PROPOSALS

        Under the rules under the Securities Exchange Act of 1934, as amended, proposals of shareholders intended to be presented at the 2001 Annual Meeting must be received at Arvin's executive offices no later than November 14, 2000 to be considered for inclusion in next year's proxy materials.

        Further, Arvin's By-Laws describe certain additional procedures regarding shareholder nominations of persons for election to the Board of Directors and shareholder proposals of business to be considered at meetings of the shareholders. Under these provisions, written notice of any shareholder nominations or proposals relating to the 2001 Annual Meeting of Shareholders must be received by the Secretary of Arvin at its executive offices in Columbus, Indiana no earlier than January 11, 2001 and no later than February 10, 2001.

                          BUSINESS TO BE TRANSACTED

        At the date of this proxy statement, the Board of Directors does not know of any business to be brought before the Annual Meeting other than the matters described above. In the event that any other matters properly shall come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on these matters.

   By the order of the Board of Directors.

                                      Ronald R. Snyder
                                      Secretary of
                                      ARVIN INDUSTRIES, INC.

   Columbus, Indiana
   March 14, 2000

                                 APPENDIX I

          FORM OF PROXY CARD FOR HOLDERS OF COMMON SHARES OF ARVIN

   COMMON STOCK                                              COMMON STOCK

                           ARVIN INDUSTRIES, INC.

                    -------------------------------------

             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING TO BE HELD APRIL 11, 2000

        The undersigned hereby appoints V. William Hunt and Ronald R. Snyder, or either of them, the true and lawful proxies of the undersigned, with full power of substitution, for and on behalf of the undersigned to vote the shares of ARVIN INDUSTRIES, INC. registered in the name of the undersigned, or with respect to which the undersigned may be entitled to vote, at the Annual Meeting of Shareholders to be held at the Holiday Inn Conference Center, 2480 Jonathan Moore Pike (Highway 46 West), Columbus, Indiana, on April 11, 2000 at 10:30 a.m., and at any adjournment thereof, upon the matters set forth on the reverse side hereof.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH PROPOSAL.

               PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD
                    PROMPTLY USING THE ENCLOSED ENVELOPE.

               (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)





                           ARVIN INDUSTRIES, INC.
              PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER
                            USING DARK INK ONLY

   This proxy, as properly executed, will be voted in the manner directed herein by the shareholder(s). If no direction is given, this proxy will be voted "FOR" all proposals.

   1.     Election of Directors for                For      Withhold       For All
          terms of 3 years                         All        All          Except Nominee(s)
          Nominees:  V. William Hunt,                                      Written Below,
          Don J. Kacek and James E.                /__/       /__/         /__/______________
          Perrella

    2.    Election of Directors for                For      Withhold       For All
          terms of 1 year -                        All        All          Except Nominee(s)
          Nominees:  Ivan W. Gorr and                                      Written Below,
          Richard W. Hanselman                     /__/      /__/          /__/______________

    3.    Amendment of Article I of                For      Withhold      Abstain
          Arvin's Restated Articles of             /__/      /__/         /__/
          Incorporation to change its
          name to Arvin, Inc.

    4.    Ratification of appointment              For      Withhold      Abstain
          of PricewaterhouseCoopers LLP            /__/      /__/         /__/
          as independent auditors

    5. In their discretion on such other business as may properly come before the meeting.

          Dated:_______________________________, 2000

          Signature(s)_______________________________________________

          ___________________________________________________________

   The shareholder's signature above should correspond with the name of the shareholder as it appears here. A proxy executed by a corporation should be signed in its name by a duly authorized officer. If the proxy is to be signed by an attorney, executor, administrator, trustee, guardian or in any other representative capacity, the title of the person signing should be given in full. When shares are held by joint tenants, both should sign.

          ----------------------------------------------------------
                            FOLD AND DETACH HERE

   PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY FORM PROMPTLY USING THE ENCLOSED ENVELOPE.